Exhibit 99.1

SAFETY ANNOUNCES SECOND QUARTER 2013 RESULTS AND DECLARES THIRD QUARTER 2013 DIVIDEND

Boston, Massachusetts, August 7, 2013.  Safety Insurance Group, Inc. (NASDAQ:SAFT) today reported second quarter 2013 results.  Net income for the quarter ended June 30, 2013 was $18.0 million, or $1.17 per diluted share, compared to net income of $17.0 million, or $1.11 per diluted share, for the comparable 2012 period.  Net income for the six months ended June 30, 2013 was $32.0 million, or $2.08 per diluted share, compared to $34.2 million, or $2.24 per diluted share, for the comparable 2012 period.  Safety’s book value per share decreased to $44.49 at June 30, 2013 from $45.31 at December 31, 2012 primarily due to a decrease in net unrealized investment gains.  Safety paid $0.60 per share in dividends to investors during the quarter ended June 30, 2013, compared to $0.50 per share during the comparable 2012 period.  Safety paid $2.20 per share in dividends to investors during the year ended December 31, 2012.

Direct written premiums for the quarter ended June 30, 2013 increased by $13.0 million, or 7.0%, to $198.8 million from $185.8 million for the comparable 2012 period.  Direct written premiums for the six months ended June 30, 2013 increased by $22.3 million, or 6.2%, to $384.4 million from $362.1 million for the comparable 2012 period.  The 2013 increases occurred primarily in our personal automobile and homeowners business lines, which experienced increases of 3.9% and 5.7%, respectively, in average written premium per exposure.  Written exposures decreased slightly in our personal automobile line by 0.4% and increased by 5.4% in our homeowners business line.

Net written premiums for the quarter ended June 30, 2013 increased by $12.8 million, or 7.3%, to $189.8 million from $177.0 million for the comparable 2012 period.  Net written premiums for the six months ended June 30, 2013 increased by $22.2 million, or 6.4%, to $368.5 million from $346.3 million for the comparable 2012 period.  Net earned premiums for the quarter ended June 30, 2013 increased by $10.5 million, or 6.6%, to $169.6 million from $159.1 million for the comparable 2012 period.  Net earned premiums for the six months ended June 30, 2013 increased by $21.4 million, or 6.8%, to $336.0 million from $314.6 million for the comparable 2012 period.  Net written and net earned premiums increased primarily due to increases in our personal automobile and homeowners business lines as discussed above.

Net investment income for the quarter ended June 30, 2013 decreased by $0.8 million, or 7.4%, to $9.7 million from $10.5 million for the comparable 2012 period.  Net investment income for the six months ended June 30, 2013 decreased by $0.3 million, or 1.4%, to $20.1 million from $20.4 million for the comparable 2012 period.  Net effective annualized yield on the investment portfolio decreased to 3.4% and 3.5%, respectively, for the quarter and six months ended June 30, 2013 from 3.8% and 3.7%, respectively, for the comparable 2012 periods.  Our duration was 3.8 years at June 30, 2013, up from 3.6 years at December 31, 2012.

For the quarter ended June 30, 2013, loss and loss adjustment expenses incurred increased by $4.3 million, or 4.2%, to $107.0 million from $102.7 million for the comparable 2012 period.  For the six months ended June 30, 2013, loss and loss adjustment expenses incurred increased by $18.4 million, or 9.2%, to $219.1 million from $200.7 million for the comparable 2012 period.  Loss, expense, and combined ratios calculated under U.S. generally accepted accounting principles for the quarter ended June 30, 2013 were 63.1%, 30.4%, and 93.5%, respectively, compared to 64.6%, 30.2%, and 94.8%, respectively, for the comparable 2012 period.  Loss, expense, and combined ratios calculated under U.S. generally accepted accounting principles for the six months ended June 30, 2013 were 65.2%, 30.2%, and 95.4%, respectively, compared to 63.8%, 30.7%, and 94.5%, respectively, for the comparable 2012 period.  Total prior year favorable development included in the pre-tax results for the quarter and six months ended June 30, 2013 was $7.0 million and $14.4 million, respectively, compared to $3.6 million and $7.6 million, respectively, for the comparable 2012 periods.  Today, our Board of Directors approved and declared a quarterly cash dividend of $0.60 per share on the issued and outstanding common stock, payable on September 13, 2013 to shareholders of record at the close of business on September 3, 2013.

About Safety:  Safety Insurance Group, Inc. is the parent of Safety Insurance Company, Safety Indemnity Insurance Company, and Safety Property and Casualty Insurance Company which are Boston, MA, based writers of property and casualty insurance.  Safety is a leading writer of personal automobile insurance in Massachusetts.

Additional Information:  Press releases, announcements, U. S. Securities and Exchange Commission (“SEC”) Filings and investor information are available under “About Safety,” “Investor Information” on our Company website located at www.SafetyInsurance.com.  Safety filed its December 31, 2012 Form 10-K with the SEC on March 18, 2013 and urges shareholders to refer to this document for more complete information concerning Safety’s financial results.

Contacts:

Safety Insurance Group, Inc.
Office of Investor Relations
877-951-2522
InvestorRelations@SafetyInsurance.com

Cautionary Statement under “Safe Harbor” Provision of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Safety may from time to time make, written or oral “forward-looking statements” within the meaning of the U.S. federal securities laws.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “aim,” “projects,” or words of similar meaning and expressions that indicate future events and trends, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”.  All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

Forward-looking statements are not guarantees of future performance.  By their nature, forward-looking statements are subject to risks and uncertainties.  There are a number of factors, many of which are beyond our control, that could cause actual future conditions, events, results or trends to differ significantly and/or materially from historical results or those projected in the forward-looking statements.  These factors include but are not limited to the competitive nature of our industry and the possible adverse effects of such competition.  Although a number of national insurers that are much larger than we are do not currently compete in a material way in the Massachusetts private passenger automobile market, if one or more of these companies decided to aggressively enter the market it could have a material adverse effect on us.  Other significant factors include conditions for business operations and restrictive regulations in Massachusetts, the possibility of losses due to claims resulting from severe weather, the possibility that the Commissioner of Insurance may approve future Rule changes that change the operation of the residual market, our possible need for and availability of additional financing, and our dependence on strategic relationships, among others, and other risks and factors identified from time to time in our reports filed with the SEC, such as those set forth under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2012 filed with the SEC on March 18, 2013.

We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.  You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	June 30,	December 31,
	2013	2012
	(Unaudited)
Assets
Investments:
Securities available for sale:
Fixed maturities, at fair value (amortized cost: $1,091,210 and $1,100,414)	$1,118,028	$1,165,553
Equity securities, at fair value (cost: $42,798 and $21,237)	46,511	22,800
Total investments	1,164,539	1,188,353
Cash and cash equivalents	35,788	35,383
Accounts receivable, net of allowance for doubtful accounts	189,256	165,750
Receivable for securities sold	250	835
Accrued investment income	10,366	10,587
Taxes recoverable	125	5,529
Receivable from reinsurers related to paid loss and loss adjustment expenses	12,183	6,610
Receivable from reinsurers related to unpaid loss and loss adjustment expenses	57,459	52,185
Ceded unearned premiums	17,750	16,206
Deferred policy acquisition costs	65,751	60,665
Deferred income taxes	4,232	—
Equity and deposits in pools	18,872	16,965
Other assets	15,875	15,278
Total assets	$1,592,446	$1,574,346

Liabilities
Loss and loss adjustment expense reserves	$432,596	$423,842
Unearned premium reserves	387,311	353,219
Accounts payable and accrued liabilities	48,515	65,458
Payable for securities purchased	5,397	2,630
Payable to reinsurers	12,020	7,056
Deferred income taxes	—	8,202
Other liabilities	22,249	19,580
Total liabilities	908,088	879,987

Shareholders’ equity
Common stock: $0.01 par value; 30,000,000 shares authorized; 17,200,461 and 17,052,034 shares issued	172	170
Additional paid-in capital	167,757	163,041
Accumulated other comprehensive income, net of taxes	19,845	43,356
Retained earnings	556,952	543,361
Treasury stock, at cost: 1,819,547 and 1,728,645 shares	(60,368)	(55,569)
Total shareholders’ equity	684,358	694,359
Total liabilities and shareholders’ equity	$1,592,446	$1,574,346

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net earned premiums	$169,550	$159,070	$335,989	$314,606
Net investment income	9,727	10,500	20,114	20,409
Net realized gains on investments	140	617	542	1,073
Finance and other service income	4,584	4,521	9,152	9,026
Total revenue	184,001	174,708	365,797	345,114

Losses and loss adjustment expenses	106,976	102,695	219,121	200,739
Underwriting, operating and related expenses	51,467	48,010	101,565	96,548
Interest expense	21	22	43	44
Total expenses	158,464	150,727	320,729	297,331

Income before income taxes	25,537	23,981	45,068	47,783
Income tax expense	7,478	7,025	13,025	13,618
Net income	$18,059	$16,956	$32,043	$34,165

Earnings per weighted average common share:
Basic	$1.17	$1.11	$2.09	$2.24
Diluted	$1.17	$1.11	$2.08	$2.24

Cash dividends paid per common share	$0.60	$0.50	$1.20	$1.00

Number of shares used in computing earnings per share:
Basic	15,380,053	15,302,801	15,359,983	15,260,080
Diluted	15,421,300	15,309,012	15,389,236	15,267,434

Safety Insurance Group, Inc. and Subsidiaries

Additional Premium Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Written Premiums
Direct	$198,875	$185,830	$384,429	$362,083
Assumed	5,227	4,006	11,263	8,729
Ceded	(14,253)	(12,843)	(27,155)	(24,521)
Net written premiums	$189,849	$176,993	$368,537	$346,291

Earned Premiums
Direct	$178,146	$166,868	$351,835	$329,274
Assumed	4,441	4,154	9,765	8,421
Ceded	(13,037)	(11,952)	(25,611)	(23,089)
Net earned premiums	$169,550	$159,070	$335,989	$314,606